Exhibit 21.1

PTC Inc.
Subsidiaries
Jurisdiction	Name
Delaware	Parametric Technology International, Inc.
Massachusetts	PTC Foundation Inc.
Massachusetts	PTC International, Inc.
Massachusetts	PTC Seaport Holdings Inc.
Australia	Parametric Technology Australia Pty Limited
Australia	Migenius Pty Ltd.
Austria	Parametric Technology Gesellschaft m.b.H.
Belgium	Parametric Technology (Belgium) b.v.b.a.
Brazil	Parametric Technology Brasil Ltda.
Canada	PTC (Canada) Inc.
Cayman Islands	PTC Seaport (Cayman) Ltd.
Cayman Islands	Parametric Technology (Cayman) Ltd.
Cayman Islands	Seaport Holdings (Cayman) Ltd.
China	Parametric Technology (Shanghai) Software Co., Ltd.
China	Suzhou Arena Solutions Software Co. Ltd.
Denmark	Parametric Technology (Denmark) A/S
France	Parametric Technology S.A.
Germany	Parametric Technology GmbH
Germany	Parametric Technology Holding Germany GmbH
Hong Kong	Parametric Technology (Hong Kong) Limited
India	OnShape India Private Limited
India	Parametric Technology (India) Private Limited
India	PTC Software (India) Private Limited
Ireland	Parametric Holdings (Ireland) Limited
Ireland	PTC (IFSC) Limited
Ireland	PTC (SSI) dac
Israel	Parametric Technology Israel Ltd.
Italy	Parametric Technology Italia S.r.l.
Japan	PTC Japan KK
Korea	Parametric Korea Co., Ltd.
Malaysia	Parametric Technology Corporation (Malaysia) Sdn Bhd
Malta	PTC (Malta) Ltd.
Mauritius	CV Holding (Mauritius) Ltd.
Mexico	Parametric Technology Mexico S.A. de C.V.
Netherlands	Parametric Technology Europe B.V.
Netherlands	Parametric Technology Nederland B.V.
Netherlands	PTC Holdings (Europe) B.V
Netherlands	PTC Holdings (NL) B.V.
Romania	PTC Eastern Europe Limited S.R.L
Russia	PTC International Limited Liability Company
Serbia	Plugin76 d.o.o. R&D za razvoj softvera Subotica

Singapore	Parametric Technology Singapore Pte Ltd
South Africa	Parametric Technology South Africa (Proprietary) Limited
Spain	Parametric Technology Espana, S.A.
Sweden	Plugin76 AB Sweden
Sweden	PTC Sweden AB
Switzerland	Parametric Technology (Schweiz) AG
Taiwan	Parametric Technology Taiwan Ltd.
United Kingdom	Parametric Holdings (UK) Limited
United Kingdom	Parametric Technology (UK) Limited